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                                                                    Exhibit 10.1

                            REAL ESTATE SALE CONTRACT

                  THIS REAL ESTATE SALE CONTRACT (the "Agreement") is made by and between REALTY REFUND TRUST ("Seller") and MARK IV REALTY GROUP, INC., or its nominee, a to be formed venture, as agent for the purchaser ("Purchaser").

                                   WITNESSETH:

                  WHEREAS, REALTY REFUND TRUST ("Seller") is the owner of all of the issued and outstanding shares of RRF LPI, Inc. and RRF LPII, Inc. which are the owners (all collectively "Seller") of certain real estate which is commonly known as 230 North Michigan Avenue, Chicago, Illinois and more particularly described on EXHIBIT A attached hereto and made a part hereof (the "Land"), and Seller owns all buildings and improvements situated thereon, including, but not limited to, the building containing approximately 226,000 square feet (collectively, the "Improvements" and, together with the Land, the "Real Property");

                  WHEREAS, Seller owns those certain items of personal property more particularly described on EXHIBIT B attached hereto and made a part hereof (the "Personal Property" and, together with the Real Property, the "Property"); and

                  WHEREAS, Purchaser desires to purchase the Property, and Seller is willing to sell and cause to be sold all of the Property (including, without limitation, the Land) to Purchaser, on the terms, provisions and conditions contained herein.

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

                  1. AGREEMENT TO SELL AND PURCHASE. Subject to the terms and conditions contained herein, Seller hereby agrees to sell, transfer and convey to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, the Property (including, without limitation, the Land), together with all of the rights and appurtenances pertaining thereto, including, but not limited to, all right, title and interest of Seller in and to all easements, streets, alleys and rights-of-way adjacent to the Real Property.

                  2. PURCHASE PRICE. (a) The purchase price (the "Purchase Price") for the Property shall be the sum of SIX MILLION AND 00/100 Dollars ($6,000,000.00).

                  (b)      The Purchase Price shall be payable as follows:

                                    (i) Within three (3) business days after the
                  date this Agreement is executed by both Seller and Purchaser, Seller and Purchaser shall open a strict joint order escrow ("Escrow") with, at Seller's option, either Chicago Title and Trust Company or Near North Title Insurance Company ("Escrow Agent")

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                  pursuant to the terms of a strict joint order escrow agreement in form and substance mutually acceptable to Seller and Purchaser ("Escrow Agreement"), and Purchaser shall deposit in the Escrow the sum of One Hundred Thousand and 00/100 Dollars ($100,000.00) ("Initial Earnest Money"). The Earnest Money shall, at Purchaser's option, be invested in either United States Treasury obligations or in another investment satisfactory to Purchaser. All interest on the Earnest Money shall accrue to the benefit of Purchaser unless the Earnest Money is forfeited to Seller as provided in Section 11(c) hereof. If the transaction contemplated by this Agreement closes in accordance with the terms hereof, the Earnest Money and all interest earned thereon shall be applied against the Purchase Price. Purchaser shall diligently pursue approval for acceptable tax increment financing at levels sufficient to permit the profitable development of the property. In the event the transaction does not close due to the failure of the City of Chicago to approve an acceptable tax increment financing in an amount sufficient to permit Purchaser to develop the property and with such other terms determined by Purchaser to be satisfactory in Purchaser's sole discretion for any reason other than Purchaser's default, the Earnest Money shall be promptly returned to Purchaser by the Escrow Agent, together with all interest thereon.

                                    (ii) $5,900,000 plus or minus prorations and
                  adjustments as provided for herein, shall be paid by Purchaser to Seller in immediately available funds at the closing of the transaction contemplated by this Agreement (the "Closing"); and

                  3. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller hereby represents and warrants to Purchaser as follows:

                  (a) The Seller is the legal and fee simple titleholder of, and has good and marketable title to the Land and Seller is the fee simple title holder of, and has good and marketable title to, the Improvements and the Personal Property. No person or entity has any right or option to purchase the Real Property or any portion thereof.

                  (b) Except as has been delivered or will be delivered to Purchaser by Seller pursuant to Section 4(a)(viii), there are no leases, tenancies or occupancies (individually, a "Lease" and collectively, the "Leases") affecting any portion of the Real Property, with any person or entity (individually, a "Tenant" and collectively, the "Tenants"). To the best of Seller's knowledge, no default under any of the Leases by either Seller or a Tenant exists as of the date hereof except as will be disclosed to Purchaser in writing by Seller prior to the expiration of the Review Period.

                  (c) Neither the terms of this Agreement nor anything provided to be done hereunder, including, but not limited to, the conveyance and transfer of the Property, will violate any contract, agreement or instrument to which Seller is a party and/or which affects or is related to the Property.


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                  (d) To the best of Seller's knowledge, Seller is not in
         default of any of its obligations or liabilities pertaining to the Property, and to the best of Seller's knowledge after due inquiry, there is no state of facts, circumstance, condition or event which, after notice or lapse of time, or both, would constitute or result in any such default.

                  (e) Except as disclosed on Exhibit C, there is no litigation or proceeding, including, but not limited to, building code proceedings, condemnation proceedings or proceedings alleging the violation of any environmental, health or safety law, rule or regulation, pending or (to the best of Seller's knowledge after due inquiry) threatened, by third parties which may affect the Property. Seller shall notify Purchaser of any such litigation or proceeding that arises from and after the date of this Agreement.

                  (f) There are no pending requests, applications or proceedings to alter or restrict the zoning or other use restrictions applicable to the Real Property.

                  (g) Except as disclosed on Exhibit C, Seller has not received any notice of any violation of any law, rule (including, but not limited to, zoning, building, environmental protection, safety, fire or health codes relating to the Real Property. Seller shall, from and after the date of this Agreement, give promptly to Purchaser copies of any such notices received by Seller.

                  (h) To Seller's knowledge, without obligation of inquiry: (i) the Real Property the activities and operations thereon and the uses thereof, are and at all times have been in compliance with Environmental Laws (as herein defined): (ii) there have been no events, acts or conditions on or affecting the Real Property which are likely to create any obligations or liability upon any present or future owner or operator of the Real Property; and (iii) there have been no notices, citations, demands, claims, allegations, liens, encumbrances, other preferential arrangementrs or proceedings initiated or threatened under or pursuant to Environmental Laws or otherwise regarding the environmental condition of the Real Property. Without limiting the generality of the foregoing, to Seller's knowledge, without obligation of inqujiry, there have been no underground storage tanks present on the Real Property at any time except for a tank in the sub-basement which was removed approximately 4 years ago, and there has been no improper treatment, storage, disposal, use or presence of Hazardous Materials (as herein defined) on or affecting the Real Property. The term "Environmental Laws" means all federal, state and local laws, ordinances, requirements and regulations (including applicable judicial or administrative interpretations thereof, consent decrees and administrative orders) and permits, notification, or consents required thereunder) relating to health, safety, wetlands, industrial hygiene, waste disposal, or the protection of the environment, including, without limitation: the federal Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act the Federal Insecticide, Fungicide and Rodenticide Act, the Toxic Substances Control Act, and the Hazardous Materials Transportation Act, and all amendments thereto and regulations adopted and


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         publications promulgated pursuant thereto. The term "Hazardous
         Material" includes, without limitation, oil and petroleum products, asbestos, asbestos-containing materials, polychlorinated biphenyls, radon and urea formaldehyde, and all materials, substances and wastes classified or regulated as hazardous or toxic under any Environmental Law.

                  (i) The Real Property is not within the definition of "real property" as defined in the Illinois Responsible Property Transfer Act of 1988.

                  (j) Except for the Permitted Exceptions, except as have been delivered or will be delivered by Seller pursuant to Section 4(a)(iv), and except as disclosed by, Schedule 3(j) hereof, there are no written or oral contracts, management agreements, leasing agreements, repair or service agreements, employment agreements, union agreements, insurance policies, easements, rights, privileges, licenses or options to purchase (collectively, the "Contracts") affecting the Property which will continue to remain in effect after the Closing Date. All of the Contracts which, at Purchaser's election, will be assigned to Purchaser at the Closing (the "Assigned Contracts") can be terminated by Purchaser (without the payment of any termination fee of any kind or nature) upon thirty (30) days prior notice, except for the contracts with Reliance Elevator and the Engineer's Union, Local 399.

                  (k) There are no brokerage or leasing fees or commissions or other compensation due or payable on an absolute or contingent basis to any person, firm, corporation or other entity. with respect to or on account of any Leases, and no such fees, commission or other compensation shall, by reason of any existing agreement, become due after the Closing Date.

                  (l) All of the real estate taxes for the Real Property for the years 1994 and 1995 (payable in the years 1995 and 1996), and all prior years have been paid in full and are not subject to any proposed reassessment, contest, protest, certificate of error or other proceedings. Except as disclosed by Schedule 30 hereof, Seller has not taken any action to have the 1995 real estate taxes (payable in the year 1996) or the 1996 real estate taxes (payable in the year 1997) adjusted or modified in any respect.

                  (m) All public utilities, including, but not limited to, water, sewer, gas, electric, telephone and drainage facilities give adequate service to the Real Property.

                  (n) The Real Property has unlimited access to and from publicly dedicated streets, and the responsibility for maintenance of such streets has been accepted by the appropriate governmental authority.

                  (o) Seller does not hold "plan assets" (as defined in the regulations at 29 C.F.R. Section 25610.3-101) of any "plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975(e) of the Internal Revenue Code of 1986, as amended.


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                  (p) The execution and delivery of this Agreement by the
         signatories hereto on behalf of Seller and the performance of this Agreement by Seller have been duly authorized, and this Agreement is binding on Seller and enforceable against Seller in accordance with its terms. No consent to such execution, delivery and performance is required from any creditor, investor, judicial or administrative body, governmental authority or other person, other than any such consent which already has been unconditionally given.

                  (q) To the best of Seller's knowledge, after due inquiry, all written and oral information, including, but not limited to, all documents, plans and specifications, reports and studies either heretofore or hereafter furnished by Seller or its agents. to Purchaser or its agents is true, complete and accurate in all respects.

For purposes of the representations and warranties contained in this Agreement, Seller's knowledge shall be deemed to include (but shall not be limited to) the knowledge of the manager of the Property. Seller covenants that all representations and warranties contained herein are true, complete and correct as of the date hereof and shall be true, complete and accurate as of the Closing Date. Seller's representations and warranties contained herein shall survive the Closing for aperiod of six months from the Closing Date and any claim for breach of any representation or warranty shall be made within seven months from the Closing Date.

                  4. PURCHASER'S REVIEW PERIOD. (a) Seller has earlier delivered to Purchaser the following documents and materials (hereinafter collectively referred to as the "Documents"):

                  (i) The most recent survey and/or title commitment or policy of the Real Property in Seller's possession or available to Seller, together with legible copies of all documents and instruments filed of record against the Real Property (except to the extent the same have been released of record or shall be released of record in connection with the Closing).

                  (ii) Copies of all engineering and architectural plans and specifications for the Property, the Improvements and (if in the possession or control of Seller) any tenant improvements, copies of any reports or studies (including, without limitation, engineering, soil boring, asbestos, environmental and physical inspection reports, made or prepared by employees, principals, consultants, governmental authorities or insurance carriers) in Seller's possession or control with respect to the physical condition or operation of the Property or recommended improvements thereto.

                  (iii) Copies of the bills issued for the three (3) most recent years for which bills have been issued for all real estate taxes and a copy of any and all notices pertaining to real estate taxes or assessments relating to the Real Property. Seller shall promptly deliver to Purchaser a copy of any such bills or notices received by Seller after the date hereof. In the event that any taxes or assessments for said years have been appealed, Seller shall provide Purchaser with copies of all petitions for appeal.


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                  (iv) Copies of all of the Contracts and all contracts for
         repair or capital replacement covering work performed during the three
         (3) years immediately preceding; the date that Seller executes this Agreement.

                  (v) Copies of all certificates of occupancy, licenses permits, authorizations and approvals required by law or by any governmental or private authority having jurisdiction over the Property, or any portion thereof for occupancy thereof or for any present use thereof, to the extent the same are in the possession or control of Seller.

                  (vi) Copies of all income and expense statements and operating budgets for the Property for the current year and the preceding three
         (3) calendar years.

                  (vii) Copies of all guaranties, warranties and other similar documents or instruments relating to the Property.

                  (viii) Copies of all Leases.

                  (ix) Copies of all tenant correspondence relating to Landlord's performance under the Lease.

                  (x) Copies of any pleadings or demands of any claims brought against Seller which were pending the last eighteen (18) months.

                  (b) At all reasonable times prior to the Closing, Purchaser, its officers, employees, agents, attorneys, accountants, architects and engineers shall be entitled, upon reasonable notice to Seller and during normal business hours: (i) to enter the Property to perform whatever inspections and tests of the Property, including, without limitation, inspections and tests of all structural and mechanical systems within the Improvements, that Purchaser, in its sole discretion, deems necessary or appropriate (including, but not limited to, engineering, soil boring, asbestos and environmental tests and inspections); and (ii) to examine and copy any and all books and records maintained by Seller or its agents' relating to the receipts and expenditures pertaining to the Property for the three (3) most recent calendar years and the current calendar year. Purchaser agrees to indemnify and hold harmless Seller from all loss, cost and expense resulting from any actual damage to persons or to the Property as a result of the inspections or tests performed under clause
(i) above.

                  (c) Seller shall update the documents described in Paragraph 4(a)(i) periodically prior to closing to the extent Seller has knowledge of previously undisclosed matter which affect title.

                  5. PURCHASER'S CONDITIONS. Seller covenants that on or before the date of the Closing (the "Closing Date"), Seller, at its sole cost and expense, will have obtained all required consents, releases, conveyances and permissions and will have complied with all applicable



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statutes, laws, ordinances and regulations of every kind and nature, to the extent necessary and/or required, in order to convey to Purchaser title to the Property subject only to the Permitted Exceptions (as defined in Section 6(b)(i)). In addition to any other conditions contained herein, and notwithstanding anything to the contrary contained herein, Purchaser's obligations to purchase the Property shall be expressly conditioned upon the fulfillment of each of the following conditions precedent on or before the Closing Date:

                  (a) Purchaser's receipt of final approvals by the requisite governmental agencies of tax increment financing in an amount and on terms satisfactory to Purchaser in its sole discretion;

                  (b) All of Seller's representations and warranties contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date; and

                  (c) Seller shall have performed all of its covenants, undertakings and obligations, and shall have complied with all conditions, required by this Agreement to be performed or complied with by Buyer at or prior to Closing.

                  In the event any of the aforesaid conditions are not satisfied on or before the Closing Date, Purchaser shall have the right, in addition to any other rights or remedies set forth herein, to terminate this Agreement. In addition, to the extent Purchaser has a pending application for tax increment financing which if granted would be acceptable to Purchaser and such application is scheduled for final action on or prior to April 30, 1997, Purchaser shall have the right to extend the Closing Date by notice to Seller to a date no later than May 7, 1997.

                  6. CLOSING. (a) The Closing shall occur at the offices of McBride Baker & Coles or Chicago Title and Trust Company in Chicago, Illinois on the date which is the latter of (x) April 2, 1997 or (y) the earlier of May 7, 1997 or five (5) business days after satisfaction of the condition in Paragraph 5(a) above ("Closing Date"). Purchaser, at Purchaser's sole option, shall have the right to extend the Closing Date for an additional thirty (30) day period by
(i) notifying Seller of such extension and (ii) depositing in the Escrow Additional Earnest Money of One Hundred Thousand and 00/100 Dollars ($100,000.00). Purchaser shall receive possession of the Property on the Closing Date. The Closing shall be conducted through a customary "New York style" closing escrow the cost of which shall be divided equally between Seller and Purchaser.

                  (b) At the Closing (or earlier as specified below), Seller shall, at its sole cost and expense (except as otherwise provided herein), deliver or cause to be delivered to Purchaser the following, in each case in form and substance acceptable to Purchaser:

                  (i) A recordable warranty deed executed by the owner of the fee title to the Land and the Improvements and conveying the Real Property to Purchaser subject only to those matters delineated on
         Schedule 6(i) attached hereto and those matters approved by



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         Purchaser in writing prior to the expiration of the Review Period (the
         "Permitted Exceptions").

                  (ii) A bill of sale executed by the Seller, assigning, conveying and warranting to Purchaser title to the Personal Property free and clear of all liens, claims and encumbrances.

                  (iii) An assignment of the Assigned Contracts executed by Seller in favor of Purchaser.

                  (iv) An assignment of the Leases executed by the Seller in favor of the Purchaser.

                  (v) Estoppel certificates from all Tenants occupying premises at the Real Property in excess of 2,500 square feet together with estoppel certificates from eighty percent (80%) of the Tenants occupying premises at the Real Property which are not in excess of 2,500 square feet, all in form and substance reasonably satisfactory to Purchaser and, in any event, stating that Seller is not in default under the applicable Lease. To the extent that Seller is unable to deliver an estoppel certificate from a Tenant, Seller shall deliver its unqualified estoppel certificate with respect to such Tenant. Seller's obligation respecting any unqualified estoppel certificate delivered by it shall cease upon delivery of an estoppel certificate from the respective Tenant.

                  (vi) An assignment of Guarantees, Warranties, Licenses and Permits executed by Seller in favor of Purchaser.

                  (vii) Original copies of all of the Leases and Assigned Contracts, certified by Seller to be true, correct, complete and in full force and effect as of the date of the Closing.

                  (viii) Original copies of all of the guarantees, warranties, licenses' and permits relating to the Property, certified by Seller to be true, correct, complete and in full force and effect as of the date of the Closing.

                  (ix) An affidavit of title executed by Seller in favor of Purchaser.

                  (x) A completed FIRPTA affidavit executed by Seller in favor of Purchaser.

                  (xi) A waiver and release from the Illinois Department of Revenue of any claim that Purchaser has liability under the Illinois Bulk Sales Acts (35 ILCS 5/902(d) (1992) and 35 ILCS 120/5j (1992)) by
         reason of the transaction provided for herein (or an affidavit and an indemnity from Seller (in form acceptable to Purchaser) that said statutes are not applicable to this transaction).


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                  (xii) All keys and master key patterns in the possession or control of Seller to all locks located in the Property.

                  (xiii) An owner's title insurance policy ("Title Policy") dated as of the Closing Date (covering the Real Property) issued by, at Seller's option, either Chicago Title Insurance Company or Near North Title Insurance Company (the "Title Company") in a form acceptable to Purchaser. Said Title Policy shall: (A) show Purchaser as the insured party, (B) provide for an insurance amount equal to the Purchase Price,
         (C) contain no exceptions other than the Permitted Exceptions, (D) contain extended coverage over the general exceptions, and (E) contain the following endorsements: an endorsement eliminating the creditors' rights exception; a contiguity endorsement (if applicable); a long form
         3.1 zoning endorsement (including provisions for parking, loading docks and handicapped access requirements); a survey endorsement; an access endorsement; an endorsement insuring that there are no violations of any covenants, conditions or restrictions of record; an endorsement insuring that the Real Property includes only the tax parcel numbers listed on the Title Policy and that none of said numbers covers property other than the Real Property; and such other endorsements as may be reasonably requested by Purchaser. Seller shall, at least thirty
         (30) days prior to the Closing Date, deliver to Purchaser a commitment from the Title Company to issue the aforesaid Title Policy.

                  (xiv) At least thirty (30) days prior to the Closing Date, Seller shall deliver to Purchaser, five copies of an ALTA survey of the Real Property (the "Survey"), dated no earlier than the date of this Agreement. Said survey shall: (A) show all of the permitted Exceptions (to the extent said items can be located by the surveyor) and (B) be certified by an Illinois registered land surveyor as having been prepared in compliance with the ALTA land survey standards, which certification shall run to the benefit of Purchaser, the Title Company and any other party designated by Purchaser.

                  (xv) Uniform commercial code searches against Seller in the appropriate offices in the jurisdiction in which its principal office is located and in the office of the Illinois Secretary of State, showing no liens or security interests against or relating to the Property, except for liens and security interests that will be released in connection with the Closing (said searches shall be dated no earlier than thirty (30) days prior to the date of the Closing).

                  (xvi) Such other documents or instruments as may be reasonably requested by Purchaser in order to consummate the transaction contemplated herein.

                  (c) At the Closing, each party shall deliver to the other party the following documents in form and substance reasonably satisfactory to the other party:

                  (i) A closing statement setting forth the adjustments and prorations provided for in this Agreement; and


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                  (ii) State, County and City transfer tax declarations.

                  7. PRORATIONS, ADJUSTMENTS AND EXPENSES. (a) The Purchase Price for the Property shall be subject to prorations and adjustments to be determined as of 12:01 a.m. on the date of the Closing. Such prorations and adjustments shall be determined as follows:

                  (i) Purchaser shall receive a real estate tax proration credit that is equal to the 1996 real estate taxes (payable in the year 1997, to the extent said taxes have not yet been paid), for the period of time ending on the date that is immediately preceding the date of the Closing calculating this credit for the 1996 real estate taxes (payable in the year 1997) on the basis of 107% of the 1995 real estate taxes (payable in the year 1996).

                  (ii) Seller shall retain all rents paid prior to the Closing Date and relating to the period prior to the Closing Date. Purchaser shall receive a credit for any rent collected under the Leases prior to the Closing Date which is payable for or relates to any period from and after the Closing Date. Any portion of any rents collected subsequent to the Closing Date and allocable to periods prior to the Closing Date shall be promptly paid by Purchaser to Seller. Seller shall pay to Purchaser, promptly upon its receipt, all rents, if any, that it receives from the Tenants after the Closing Date to the extent such rents are applicable to periods after the Closing Date. For purposes hereof, rents collected subsequent to the Closing Date shall first be applied to such Tenant's current rent obligations and then to past rent obligations. All security deposits paid to Seller by Tenants and not theretofore applied and to which Seller has given notice to Tenant thereof, together with any interest earned thereon to the extent such interest is payable to Tenants, shall be credited to Purchaser at the Closing.

                  (iii) Seller shall cause the meters for utilities to be read on the date that is immediately preceding the Closing Date and Seller shall pay the bills rendered on the basis of such readings, and Purchaser shall be responsible for all utilities from and after the date of the Closing. If any such meter reading for any utility is not available, then the adjustment therefor, shall be calculated on the basis of the most recently; issued bills therefor which are based on meter readings no earlier than thirty (30) days prior to the date of the Closing, which adjustment shall be final. On the Closing Date and provided such deposits are assigned by Seller to Purchaser, Seller shall receive a credit in an amount equal to all deposits, if any, made by Seller as security to any utility company and which will remain on deposit for the benefit of Purchaser subsequent to the Closing. Utility charges to be paid by Tenants shall be collected by the party in possession of the Property and the parties shall allocte such collections within sixty (60) days afer closing based upn the number of days each party owned the Property.

                  (iv) Charges payable under the Assigned Contracts shall be prorated.


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                  (v) All expenses relating to the Property shall be prorated and to the extent applicable to the period prior to the Closing Date and prior, paid by Seller (or if not then due and payable, credited to Purchaser at the Closing).

                  (b) Seller shall pay: (i) all State and County transfer taxes;
(ii) the cost of the Survey; (iii) the premium for the Title Policy; (iv) the cost of recording any mortgage releases; and (v) one-half (1/2) of the Title Company's closing charges and fees. Purchaser shall pay (i) one-half (1/2) of the Title Company's closing charges and fees; and (ii) the recording fees for recording the deed to Purchaser; and (iii) City transfer taxes.

                  8. OPERATION AND MAINTENANCE OF THE PROPERTY. Seller covenants and agrees that, from and after the date of this Agreement and until the Closing Date it will:

                  (a) subject to the terms and provisions of this Agreement, operate and maintain the Property in good condition and repair and in the same manner as currently being operated and shall deliver the Property at the Closing in the same condition as exists as of the date of this Agreement, subject to ordinary wear and tear;

                  (b) maintain in full force and effect the insurance coverage that is presently maintained on the Property; and

                  (c) not enter into any new Lease or Contract affecting any portion of the Property (that will continue in affect after the Closing) nor modify, amend, extend, terminate, cancel or grant concessions regarding any existing Lease or Contract except as approved by Purchaser in writing (with respect to any such new Leases that are approved by Purchaser, Purchaser shall be responsible for the payment of any leasing commissions and tenant improvement costs expressly agreed to by Purchaser at the time the Lease is approved; any such Lease or Contract that is approved shall constitute a Lease or an Assigned Contract, as the case may be). Notwithstanding the above, Seller may extend or renew existing tenancies for up to six (6) months on such financial terms as are not less than those being renewed or extended.

                  9. CASUALTY LOSS. If the Property shall be damaged by fire, windstorm, hail, explosion or other casualty before the Closing to the extent of Three Hundred Thousand and 00/100 Dollars ($300,000.00) or more, Seller shall promptly notify Purchaser in writing of such event and Purchaser may, within five (5) business days after receipt of such notice, elect to terminate this Agreement by delivery of written notice to Seller and SECTION 1 L(A) of this Agreement shall govern the rights and obligations of both Seller and Purchaser hereunder. If Purchaser does not elect to terminate this Agreement as aforesaid:
(a) Purchaser and Seller shall proceed to consummate the transaction hereunder and (b) all proceeds of insurance payable to Seller by reason of such damage (plus any insurance deductible amount) shall be paid or assigned to Purchaser at the Closing. If such damage or casualty is less than Three Hundred Thousand and 00/100 Dollars ($300,000.00), Seller shall promptly notify Purchaser in writing of such event and Seller shall immediately repair such damage at Seller's sole cost and expense and Purchaser shall have no right to terminate this agreement by reason of such damage or casualty costing less than Three Hundred Thousand and 00/100 Dollars ($300,000) to repair.

                  10. CONDEMNATION. If prior to the Closing Seller receives notice of a condemnation (or threatened condemnation) affecting the Property), Seller shall give Purchaser written notice of such condemnation, and Purchaser may, within five (5) business days after receipt of such notice elect to terminate this Agreement by delivery of written notice to Seller and SECTION 11(a) of this Agreement shall govern the rights and obligations of both Seller and Purchaser hereunder. If, however, Purchaser does not elect to exercise its option to terminate this Agreement as aforesaid then this Agreement shall remain in full force and effect, in which case Purchaser shall receive an assignment of all rights that Seller may have in connection with the condemnation.

                  11. FAILURE TO CLOSE/DEFAULT. The following provisions shall govern the rights of the parties hereto in the event that the transaction contemplated hereby fails to close pursuant to the terms hereof:

                  (a) In the event that either Seller or Purchaser has terminated this Agreement pursuant to a right to do so contained herein and neither party is in default hereunder (a "Permitted Termination"), the Agreement shall be of no further force or effect and neither party hereto shall have any further obligation or liability one to the other hereunder, and the Earnest Money, together with any and all interest earned thereon, shall be promptly returned to Purchaser. Purchaser shall return to Seller any documents received by Purchaser.

                  (b) If prior to the Closing, Seller fails to perform all of its obligations under this Agreement in strict accordance with their terms for any reason (except for a Permitted Termination and except as may arise as a result of the default of Purchaser), Seller shall be in default under this Agreement and Purchaser shall be entitled to a return of the Earnest Money. together with any and all interest earned thereon and an additional amount equal to the Earnest Money as lliquidated damages, or the remedy of specific performance or if any of the representations or warranties of Seller contained herein shall not be true and correct as of the Date of this Agreement or on the Date of Closing, and the Closing has occurred, Purchaser shall be entitled to Purchaser's actual damages occasioned from such breach of representation or warranty, but not to exceed twice the mount of the Earnest Money.

                  (c) In the event that Purchaser fails to perform all of its obligations under this Agreement in strict accordance with their terms for any reason (except for a Permitted Termination and except as may arise as a result of the default of Seller), Purchaser shall be in default under this Agreement and, in such event, Seller shall be entitled to the Earnest Money, together with any interest earned thereon, as Seller's sole and exclusive remedy against Purchaser. The parties agree that Seller's actual damages would be difficult (if not impossible) to determine and the Earnest Money is the best estimate of the amount of damages that Seller would incur if Purchaser defaults hereunder. Forfeiture of the Earnest Money in consequence of Purchaser's default represents damages and not any penalty against Purchaser.

                  12. NOTICES. Any notices or other documents required or permitted to be given under the terms of this Agreement shall be deemed delivered when received, if personally delivered, upon receipt of a telecopy or one (1) business day after delivery thereof to a nationally recognized overnight delivery service which provides a receipt of service, addressed to the parties as follows:


                  If to Seller:

                           Realty Refund Trust
                           c/o The Mid-America Management Corporation
                           1100 Eaton Center
                           1111 Superior Avenue
                           Cleveland, Ohio 44114
                           Attn: Alan M. Krause
                           Telecopy Number: (216) 771-1185
                           Confirmation Number: (216) 771-4440


                  with a copy to:

                           Berick, Pearlman & Mills Co. L.P.A.
                           1350 Eaton Center
                           1111 Superior Avenue
                           Cleveland, Ohio 44114
                           Attn: Samuel S. Pearlman, Esq.
                           Telecopy Number: 216/861-4929
                           Confirmation Number: 216/861-4900


                  If to Purchaser:

                           Mark IV Realty Group, Inc.
                           333 North Dearbon Street
                           Suite 606
                           Chicago, Illinois 60610
                           Telecopy Number: (312) 923-1930
                           Confirmation Number: (312) 923-9000
                  with a copy to:

                           McBride Baker & Coles
                           500 West Madison Street
                           40th Floor
                           Chicago, Illinois 60661
                           Attn: Elias N. Matsakis
                           Telecopy Number: (312)441-1020
                           Confirmation Number: (312) 715-5731

or to such other address as shall be specified by like notice.

                  13. INDEMNIFICATION. Seller hereby agrees to indemnify Purchaser and its successors, assigns, affiliates, directors, officers, employees and partners, and defend (with counsel reasonably acceptable to Purchaser) and hold each of them harmless from any and all claims, liabilities, damages, and penalties and any and all loss, cost, or expense incurred by any of the foregoing, incident to resulting from, or in any way arising out of (a) any tort claim or breach of contract claim or other claim for money due and owing in connection with the ownership or operation of the Property to the extent that such claim arises from acts or omissions which occurred on or prior to the Closing Date, (b) any breach of any representation, warranty or covenant of Seller contained herein or in any of the documents executed in connection herewith, but only to the extent provided in Section 11(b)) hereof and if claim is made within the time limits set forth in Section 3 hereof, and (c) the violation of any Environmental Law and/or any act, event or condition, including, without limitation, the presence, migration or release of any Hazardous Material on or from the Real Property into the indoor or outdoor environment at any time on or prior to the Closing Date. Except for reporting obligations which would be satisfied by an engineer's report for the building, Purchaser hereby agrees to indemnify Seller and its successors, assigns, affiliates, directors, officers, employees and partners and defend (with counsel reasonably acceptable to Seller) and hold each of them harmless from any and all claims, liabilities, damages, and penalties and any and all loss, costs, or expense incurred by any of the foregoing incident to, resulting from, or in any way arising out of (i) any tort claim or breach of contract claim or other claim for money due and owing in connection with the ownership or operation of the Property to the extent that such claim arises from acts or omissions which occurred after the Closing Date, (ii) any breach of any representation, warranty or covenant of Purchaser contained in this Agreement or in any of the documents executed in connection herewith and (iii) the violation of any Environmental Law and/or any act, event or condition, including, without limitation, the presence, migration or release of any Hazardous Material on or from the Real Property into the indoor or outdoor environment at any time after the Closing Date.

                  14. BROKERS. The parties respectfully represent to each other that they have not dealt with any broker, finder or any other similar person in connection with the sale of the Property other than Grubb & Ellis, Richard Souyoul Properties, Inc. and C B Commercial ("Transaction Brokers"). Seller and Purchaser hereby, indemnify the other and their affiliates for any loss, cost, damage, claim or expense (including, but not limited to, attorneys' fees) related to representation and warranty by the party making the warranty. Seller covenants and agrees to pay, at Closing. any fee, commission or any other payment that is due to the Transaction Brokers in connection with the transactions contemplated herein.

                  15. FURTHER ASSURANCES. Seller shall, from time to time, at Purchaser 's request and without further consideration, execute and deliver or cause to be executed and delivered such other instruments of conveyance and transfer and take such other actions as Purchaser may reasonably require to more effectively convey, transfer and vest in Purchaser title to, and to put Purchaser in possession of, the Property.

                  16. ASSIGNMENT. Seller shall not assign any of its rights under this Agreement without the prior written consent of Purchaser. Purchaser shall have the right to assign this Agreement to any entity now existing or hereafter organized, provided that Purchaser gives Seller written notice of any such assignment.

                  17. CONFIDENTIALITY. Seller and Purchaser hereby covenant and agree that, except as required by law, they will not disclose the terms and conditions of this Agreement (including, but not limited to, the Purchase Price) to any other person or entity without obtaining the prior written consent of the other party hereto to such a disclosure. Notwithstanding the foregoing, Seller and Purchaser acknowledge and agree that certain disclosures to its counsel, consultants and certain other of its agents will be necessary in order to perform their respective obligations under this Agreement.

                  18. COSTS OF ENFORCEMENT. In the event that any action or proceeding is brought in connection with this Agreement, the prevailing party in such action or proceeding shall be entitled to have all of its court costs, attorneys' and paralegals' fees and expenses, expenditures for documentary and expert evidence, stenographers' charges and all other costs and expenses incurred in connection with such action or proceeding paid by the nonprevailing party in such action or proceeding.

                  19. BINDING EFFECT. This Agreement and all of the provisions contained herein (including, without limitation the representations and warranties set forth in Section 3 hereof) shall survive the Closing and be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                  20. ENTIRE AGREEMENT. This Agreement, including the attached exhibits, embodies the complete agreement of the parties hereto with respect to the subject matter hereof, and cannot be altered, amended or modified except by their written agreement.

                  21. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

                  22. TIME. Time is of the essence of this Agreement and each and every provision hereof. If the performance of any obligation required hereunder or the last day of any time period determined in accordance with the terms and provisions of this Agreement is to occur on a Saturday, Sunday or legal holiday under the laws of the State of Illinois then the day on which the performance of any such obligation is to occur or the last day of any such time period, as the case may be, shall be extended to the next succeeding business day.

                  23. CONSTRUCTION. This Agreement shall not be construed more strictly against one party hereto than against the other party merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties. It is understood and recognized that both parties have contributed substantially and materially to the preparation of this Agreement.

                  24. SEVERABILITY. In the event that any of the covenants, agreements, terms or provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms and provisions contained herein shall not be in any way affected, prejudiced or disturbed thereby.

                  25. SECTION HEADINGS. The section headings contained herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions contained herein.

                  26. COUNTERPARTS. This Agreement may be executed in any number of counterparts, any or all of which may contain the signature of only one of the parties, and all of which shall be construed together as a single instrument.

                  27. DATE OF THE AGREEMENT. The date of this Agreement shall be deemed to be the date first above written.

                  28. DECLARATION OF TRUST. The name Realty ReFund Trust is the designation of the Trust created under a Declaration of Trust dated April 28, 1971, as amended, and all persons dealing with Realty ReFund Trust must look solely to the Trust property for the enforcement of any claims against Realty ReFund Trust as none of the Trustees, officers, employees, agents or security holders of Realty ReFund Trust assume nor have any personal liability for obligations entered into on behalf of Realty ReFund Trust, and their respective individual properties shall not be subject to any claims of any person in respect of any such liability.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year set forth above.


                                   PURCHASER:

                                   MARK IV REALTY GROUP, INC., as agent
                                   for the Purchaser

                                   By: /s/ John L. Marks
                                      ------------------------------------------
                                   Name: John L. Marks
                                        ----------------------------------------
                                   Its: President
                                       -----------------------------------------


                                   SELLER:

                                   REALTY REFUND TRUST

                                   By: /s/ Alan M. Krause
                                      ------------------------------------------
                                   Name:  Alan M. Krause
                                        ----------------------------------------
                                   Its: Chairman
                                       -----------------------------------------